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                   Ballantyne of Omaha, Inc. and Subsidiaries
               Computation of Net Income Per Share of Common Stock
                Three and Six Months Ended June 30, 2000 and 1999

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                                                 Three Months Ended               Six Months Ended
                                                       June 30                          June 30
                                                       -------                          -------
                                               2000             1999             2000               1999
                                               ----             ----             ----               ----
BASIC NET INCOME (LOSS)

Income (loss) applicable to
common stock                                $   (669,963)   $   1,823,192     $ (1,478,902)     $   3,659,744

Weighted average common
Shares outstanding                            12,461,187       12,644,264       12,460,255         12,647,681
                                              ----------       ----------       ----------         ----------

Basic net income (loss) per share           $      (0.05)   $        0.14     $      (0.12)     $        0.29
                                              ==========       ==========       ===========        ==========


DILUTED NET INCOME (LOSS)

Net income (loss) applicable to
Common stock                                $   (669,963)   $   1,823,192     $ (1,478,902)     $   3,659,744

Weighted average common
Shares outstanding                            12,461,187       12,644,264       12,460,255         12,647,681

Assuming conversion of
Options outstanding*                               -              574,448            -            620,880
                                              ----------       ----------       ----------         ----------

Weighted average common
Shares outstanding, as adjusted               12,461,187       13,218,712       12,460,255         13,268,561
                                              ----------       ----------       ----------         ----------

Diluted net income (loss) per share         $      (0.05)    $       0.14     $      (0.12)     $        0.28
                                              ==========       ==========       ===========        ==========
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*Excludes impact of stock options of 4,592 and 303,358 for the three and six months ended June 30, 2000 because inclusion thereof would be anti-dilutive.